Exhibit 99.1

Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

Equity Commonwealth Reports First Quarter 2017 Results

Chicago - May 3, 2017 - Equity Commonwealth (NYSE: EQC) today reported its financial results for the quarter ended March 31, 2017. All per share results are reported as available to common shareholders and unitholders on a diluted basis, unless otherwise noted.

Financial results for the quarter ended March 31, 2017
Net income attributable to common shareholders was $21.8 million, or $0.17 per share, for the quarter ended March 31, 2017. This compares to net income attributable to common shareholders of $39.4 million, or $0.31 per share, for the quarter ended March 31, 2016. The decline was primarily due to property sales.

Funds from Operations (FFO), as defined by the National Association of Real Estate Investment Trusts, for the quarter ended March 31, 2017, were $33.3 million, or $0.27 per share. This compares to FFO for the quarter ended March 31, 2016 of $38.8 million, or $0.30 per share.

Normalized FFO was $29.5 million, or $0.24 per share. This compares to Normalized FFO for the quarter ended March 31, 2016 of $37.3 million, or $0.29 per share. The following items impacted Normalized FFO per share for the quarter ended March 31, 2017, compared to the corresponding 2016 period:

•	($0.18) per share of income from properties sold;

•	$0.06 per share of interest expense savings;

•	$0.04 per share of preferred distribution savings;

•	$0.02 per share of interest income; and

•	$0.01 per share due to share count reduction.

Normalized FFO begins with FFO and eliminates certain items that, by their nature, are not comparable from period to period, non-cash items, and items that tend to obscure the company’s operating performance. Definitions of FFO, Normalized FFO and reconciliations to net income, determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.

The weighted average number of diluted common shares and units outstanding for the quarter ended March 31, 2017 was 125,150,337, compared to 127,521,856 for the quarter ended March 31, 2016.

Same property results for the quarter ended March 31, 2017
The company’s same property portfolio consisted of 28 properties totaling 14.6 million square feet, which excluded two properties designated as held for sale at the end of the quarter that have subsequently been sold. Operating results were as follows:

•	The same property portfolio leased occupancy was 89.0% as of March 31, 2017, compared to 91.3% as of December 31, 2016, and 91.6% as of March 31, 2016.

•	The same property portfolio commenced occupancy was 86.3% as of March 31, 2017, compared to 88.6% as of December 31, 2016, and 88.0% as of March 31, 2016.

•	Same property NOI increased 3.4% when compared to the same period in 2016.

•	Same property cash NOI decreased 0.1% when compared to the same period in 2016.

•	The company entered into leases for approximately 331,000 square feet, including renewal leases for approximately 264,000 square feet and new leases for approximately 67,000 square feet.

•	GAAP rental rates on new and renewal leases were 21.6% higher compared to prior GAAP rental rates for the same space.

•	Cash rental rates on new and renewal leases were 4.9% lower compared to prior cash rental rates for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to operating income, determined in accordance with GAAP, are included at the end of this press release. The same property portfolio includes properties continuously owned from January 1, 2016 through March 31, 2017 and excludes properties owned during this period that are designated as held for sale and land parcels.

Significant events during the quarter ended March 31, 2017

•
The company sold three properties totaling 827,000 square feet and a land parcel for a gross sales price of $113.1 million. The weighted average cap rate for the three properties was in the low 6% range. The assets sold during the quarter include the following:

◦
111 Market Place, a 95.4% leased, 589,380 square feet office property in Baltimore, MD, for a gross sale price of $60.1 million. Proceeds from the sale were $44.1 million net of credits for contractual lease costs, capital and rent abatements.

◦	Two properties totaling 237,824 square feet on Seton Center Parkway in Austin, TX, for a gross sale price of $52.5 million. The properties were 95.6% leased.

◦	A vacant land parcel totaling 10.2 acres in Mansfield, MA, for a gross sale price of $575,000.

•
The company amended its bylaws to provide shareholders, in addition to the Board, the ability to amend the bylaws by the affirmative vote of not less than a majority of all the votes then outstanding and entitled to vote on the matter.

•	The Board of Trustees approved an authorization to repurchase $150 million of the company’s common shares.

Subsequent Events

•
The company closed on the sale of Parkshore Plaza, a 73.1% leased, 271,072 square foot office property in Folsom, CA, for a gross sale price of $40.0 million. In connection with the sale, the company repaid the $41.3 million mortgage loan encumbering the property, which extinguished the $2.3 million guaranty on the loan. This property was held for sale as of March 31, 2017.

•
The company closed on the sale of 25 S. Charles Street, a 94.2% leased, 359,254 square foot office property in Baltimore, MD, for a gross sale price of $24.5 million. This property was held for sale as of March 31, 2017.

•	The company currently has 11 properties totaling 5.7 million square feet in various stages of the sale process.

Earnings Conference Call & Supplemental Data
Equity Commonwealth will host a conference call to discuss first quarter results on Thursday, May 4, 2017, at 9:00 am CT. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). A replay of the audio webcast will also be available following the call.

A copy of EQC’s First Quarter 2017 Supplemental Operating and Financial Data is available for download on the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties throughout the United States. As of May 3, 2017, EQC’s portfolio comprised 28 properties and 14.6 million square feet.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements regarding share repurchases, marketing the company’s properties for sale, and consummating asset sales. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect the company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the company’s actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

While forward-looking statements reflect the company’s good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent Annual Report on Form 10-K and in the company’s Quarterly Reports on Form 10-Q for subsequent quarters.

Contact:
Sarah Byrnes, Investor Relations
(312) 646-2801
ir@eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	March 31, 2017	December 31, 2016
ASSETS
Real estate properties:
Land	$269,062	$286,186
Buildings and improvements	2,395,748	2,570,704
	2,664,810	2,856,890
Accumulated depreciation	(705,000)	(755,255)
	1,959,810	2,101,635
Properties held for sale	64,396	—
Acquired real estate leases, net	45,482	48,281
Cash and cash equivalents	1,888,537	2,094,674
Marketable securities	275,597	—
Restricted cash	6,155	6,532
Rents receivable, net of allowance for doubtful accounts of $4,593 and $5,105, respectively	152,081	152,031
Other assets, net	126,698	122,922
Total assets	$4,518,756	$4,526,075

LIABILITIES AND EQUITY
Revolving credit facility	$—	$—
Senior unsecured debt, net	1,064,450	1,063,950
Mortgage notes payable, net	77,178	77,717
Liabilities related to properties held for sale	1,013	—
Accounts payable and accrued expenses	62,518	95,395
Assumed real estate lease obligations, net	1,630	1,946
Rent collected in advance	18,485	18,460
Security deposits	6,957	8,160
Total liabilities	$1,232,231	$1,265,628

Shareholders' equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6 1/2% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263	$119,263
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 124,064,195 and 123,994,465 shares issued and outstanding, respectively	1,240	1,240
Additional paid in capital	4,367,190	4,363,177
Cumulative net income	2,590,417	2,566,603
Cumulative other comprehensive loss	(1,002)	(208)
Cumulative common distributions	(3,111,868)	(3,111,868)
Cumulative preferred distributions	(679,757)	(677,760)
Total shareholders’ equity	3,285,483	3,260,447
Noncontrolling interest	1,042	—
Total equity	$3,286,525	$3,260,447
Total liabilities and equity	$4,518,756	$4,526,075

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016
Revenues:
Rental income	$80,205	$109,888
Tenant reimbursements and other income	19,346	27,247
Total revenues	$99,551	$137,135

Expenses:
Operating expenses	$41,087	$57,258
Depreciation and amortization	26,915	36,251
General and administrative (1)	12,078	13,312
Loss on asset impairment	1,286	—
Total expenses	$81,366	$106,821

Operating income	$18,185	$30,314

Interest and other income	4,372	1,967
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $713 and $983, respectively)	(15,014)	(22,347)
Loss on early extinguishment of debt	—	(118)
Foreign currency exchange loss	—	(5)
Gain on sale of properties, net	16,454	36,666
Income before income taxes	23,997	46,477
Income tax expense	(175)	(75)
Net income	$23,822	$46,402
Net income attributable to noncontrolling interest	(8)	—
Net income attributable to Equity Commonwealth	$23,814	$46,402
Preferred distributions	(1,997)	(6,981)
Net income attributable to Equity Commonwealth common shareholders	$21,817	$39,421

Weighted average common shares outstanding — basic	124,047	125,840
Weighted average common shares outstanding — diluted (2)	125,150	127,522

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$0.18	$0.31
Diluted	$0.17	$0.31

(1)
2016 General and administrative includes transition related expenses of $1.1 million. Transition related expenses are primarily related to the shareholder-approved liability for the reimbursement of expenses incurred by Related Fund Management, LLC and Corvex Management LP (Related/Corvex) beginning in February 2013 in connection with their consent solicitations to remove the former Trustees, elect the new Board of Trustees and engage in related litigation. Approximately $16.7 million was reimbursed to Related/Corvex during 2014, and in August 2016 and 2015, we reimbursed $8.2 million and $8.4 million, respectively, to Related/Corvex under the terms of the shareholder-approved agreement. No transition related expenses were incurred during 2017. There is no future obligation to pay any amounts under the shareholder-approved agreement to Related/Corvex.

(2)
As of March 31, 2017, we had granted RSUs and LTIP Units to certain employees, officers, and the Chairman of the Board of Trustees. The RSUs and LTIP Units contain service and market-based vesting components.  None of the RSUs or LTIP Units have vested. If the market-based vesting component of these awards was measured as of March 31, 2017, and 2016, 1,165 and 1,754 common shares would be issued, respectively. Using a weighted average basis, 1,103 and 1,682 common shares are reflected in diluted earnings per share, diluted FFO per common share, and diluted Normalized FFO per common share for the three months ended March 31, 2017 and 2016, respectively.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016
Calculation of FFO
Net income	$23,822	$46,402
Real estate depreciation and amortization	26,616	36,044
Loss on asset impairment	1,286	—
Gain on sale of properties	(16,454)	(36,666)
FFO attributable to Equity Commonwealth	35,270	45,780
Preferred distributions	(1,997)	(6,981)
FFO attributable to EQC common shareholders and unitholders	$33,273	$38,799

Calculation of Normalized FFO
FFO attributable to EQC common shareholders and unitholders	$33,273	$38,799
Lease value amortization	573	1,121
Straight line rent adjustments	(4,387)	(3,831)
Loss on early extinguishment of debt	—	118
Transition related expenses (1)	—	1,102
Foreign currency exchange loss	—	5
Normalized FFO attributable to EQC common shareholders and unitholders	$29,459	$37,314

Weighted average common shares and units outstanding -- basic (2)	124,076	125,840
Weighted average common shares and units outstanding -- diluted (3)	125,150	127,522
FFO attributable to EQC common shareholders and unitholders per share -- basic	$0.27	$0.31
FFO attributable to EQC common shareholders and unitholders per share -- diluted	$0.27	$0.30
Normalized FFO attributable to EQC common shareholders and unitholders per share -- basic	$0.24	$0.30
Normalized FFO attributable to EQC common shareholders and unitholders per share -- diluted	$0.24	$0.29

(1)
Transition related expenses are primarily related to the shareholder-approved liability for the reimbursement of expenses incurred by Related/Corvex beginning in February 2013 in connection with their consent solicitations to remove the former Trustees, elect the new Board of Trustees and engage in related litigation. Approximately $16.7 million was reimbursed to Related/Corvex during 2014, and in August 2016 and 2015, we reimbursed $8.2 million and $8.4 million, respectively, to Related/Corvex under the terms of the shareholder-approved agreement. No transition related expenses were incurred during 2017. There is no future obligation to pay any amounts under the shareholder-approved agreement to Related/Corvex.

(2)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share - basic for the three months ended March 31, 2017 includes 29 LTIP Units that are excluded from the calculation of basic GAAP EPS.

(3)
As of March 31, 2017, we had granted RSUs and LTIP Units to certain employees, officers, and the Chairman of the Board of Trustees. The RSUs and LTIP Units contain service and market-based vesting components.  None of the RSUs or LTIP Units have vested. If the market-based vesting component of these awards was measured as of March 31, 2017, and 2016, 1,165 and 1,754 common shares would be issued, respectively. Using a weighted average basis, 1,103 and 1,682 common shares are reflected in diluted earnings per share, diluted FFO per common share, and diluted Normalized FFO per common share for the three months ended March 31, 2017 and 2016, respectively.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate, and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  FFO and Normalized FFO are supplemental non-GAAP financial measures. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, net income attributable to Equity Commonwealth common shareholders, operating income and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to Equity Commonwealth common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income, net income attributable to Equity Commonwealth common shareholders, operating income and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(amounts in thousands)

	Three Months Ended
	March 31,
	2017	2016
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental income	$80,205	$109,888
Tenant reimbursements and other income	19,346	27,247
Operating expenses	(41,087)	(57,258)
NOI	$58,464	$79,877
Straight line rent adjustments	(4,387)	(3,831)
Lease value amortization	573	1,121
Lease termination fees	(1,711)	(311)
Cash Basis NOI	$52,939	$76,856
Cash Basis NOI from non-same properties (1)	(3,160)	(27,004)
Same Property Cash Basis NOI	$49,779	$49,852
Non-cash rental income and lease termination fees from same properties	4,057	2,215
Same Property NOI	$53,836	$52,067

Reconciliation of Same Property NOI to GAAP Operating Income:
Same Property NOI	$53,836	$52,067
Non-cash rental income and lease termination fees from same properties	(4,057)	(2,215)
Same Property Cash Basis NOI	$49,779	$49,852
Cash Basis NOI from non-same properties (1)	3,160	27,004
Cash Basis NOI	$52,939	$76,856
Straight line rent adjustments	4,387	3,831
Lease value amortization	(573)	(1,121)
Lease termination fees	1,711	311
NOI	$58,464	$79,877
Depreciation and amortization	(26,915)	(36,251)
General and administrative (2)	(12,078)	(13,312)
Loss on asset impairment	(1,286)	—
Operating Income	$18,185	$30,314

(1)	Cash Basis NOI from non-same properties for all periods presented includes the operations of properties disposed or classified as held for sale and land parcels.
(2)
2016 General and administrative includes transition related expenses of $1.1 million. Transition related expenses are primarily related to the shareholder-approved liability for the reimbursement of expenses incurred by Related/Corvex beginning in February 2013 in connection with their consent solicitations to remove the former Trustees, elect the new Board of Trustees and engage in related litigation. Approximately $16.7 million was reimbursed to Related/Corvex during 2014, and in August 2016 and 2015, we reimbursed $8.2 million and $8.4 million, respectively, to Related/Corvex under the terms of the shareholder-approved agreement. No transition related expenses were incurred during 2017. There is no future obligation to pay any amounts under the shareholder-approved agreement to Related/Corvex.

NOI is income from our real estate including lease termination fees received from tenants less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Cash Basis NOI is NOI excluding the effects of straight line rent adjustments, lease value amortization, and lease termination fees. The same property versions of these measures include the results of properties continuously owned from January 1, 2016 through March 31, 2017. Land parcels and properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures.

We consider these supplemental non-GAAP financial measures to be appropriate supplemental measures to net income because they help to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Cash Basis NOI is among the factors considered with respect to acquisition, disposition and financing decisions. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, net income attributable to Equity Commonwealth common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income, net income attributable to Equity Commonwealth common shareholders, operating income and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.